UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri		63141
(Address of principal executive offices)		(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On October 31, 2008, Allan B. Solomon, the Registrant’s Executive Vice President, retired from the Company.

(c)  The Company has entered into a Consulting Agreement dated October 31, 2008 with Allan B. Solomon.  Mr. Solomon will act in the capacity of a Senior Advisor and provide such services as are reasonably requested by the Chairman of the Board of Directors of the Company in connection with legal and legislative matters impacting the Company’s operations in the State of Florida.  The term of the Consulting Agreement is for a period of 8 months commencing as of November 1, 2008, and ending as of June 30, 2009. Mr. Solomon will be paid $15,000 per month and may receive a completion bonus.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Retirement Agreement, dated October 31, 2008, between Registrant and Allan B. Soloman.

99.2	Consulting Agreement, dated October 31, 2008, between Registrant and Allan B. Soloman.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: November 4, 2008	By:	/s/Edmund L. Quatmann, Jr.

	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and
Secretary